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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Mpower Communications Corp. that is made a part of the Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-56746) and related Prospectus of Mpower Holding Corporation and to the use of our reports dated March 22, 1999 and November 19, 1999, with respect to the financial statements of CDM On-Line, Inc. (predecessor), and to the use of our report dated February 11, 2000 (except Note 16, as to which the date is April 27, 2000), with respect to the consolidated financial statements of Primary Network Holdings, Inc. (successor), incorporated by reference therein and included in Amendment No. 1 to the Registration Statements (Form S-4 No. 333-39884 and No. 333-39884-01, respectively) and related Prospectus of MGC Communications, Inc. and its wholly owned subsidiary, Mpower Holding Corporation, for the registration of $429,463,000 of its 13% Senior Notes due 2010.

                                        /s/ ERNST & YOUNG LLP

St. Louis, Missouri
April 12, 2001